Exhibit 5.7

HUNTON & WILLIAMS LLP BANK OF AMERICA PLAZA 600 PEACHTREE STREET, NE ATLANTA, GEORGIA 30308-2216 TEL 404 • 888 • 4000 FAX 404 • 888 • 4190 FILE 68727.25
June 10, 2014

Board of Directors

Beazer Homes USA, Inc.

1000 Abernathy Road, Suite 260

Atlanta, Georgia 30328

Beazer Homes USA, Inc. and Co-Registrants

Registration Statement on Form S-4 for

5.750% Senior Notes due 2019 Exchange Offer

Ladies and Gentlemen:

We have acted as (i) special Virginia counsel to each of (a) Elysian Heights Potomia, LLC, a Virginia limited liability company (“Elysian”), and (b) Homebuilders Title Services of Virginia, Inc., a Virginia corporation (“Homebuilders Title” and, together with Elysian, the “VA Opinion Parties,” and each, a “VA Opinion Party”), and (ii) special Tennessee counsel to Beazer Homes Corp., a Tennessee corporation (the “TN Opinion Party,” and together with the VA Opinion Parties, the “Opinion Parties”), in connection with the filing of a Registration Statement on Form S-4 (the “Registration Statement”) by Beazer Homes USA, Inc., a Delaware corporation (the “Parent”), the Opinion Parties and certain direct and indirect subsidiaries of the Parent, including the Opinion Parties, identified in the Registration Statement as co-registrants (collectively with the Opinion Parties, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register (i) $325,000,000 aggregate principal amount of the Parent’s 5.750% Senior Notes due 2019 (the “New Notes”) and (ii) the guarantees of the Parent’s obligations under the New Notes by the Guarantors (the “New Guarantees”). The New Notes and the New Guarantees are to be issued in the exchange offer described in the Registration Statement (the “Exchange Offer”) for an equal aggregate principal amount of the Parent’s 5.750% Senior Notes due 2019 (the “Old Notes”) and the guarantees of the Parent’s obligations under the Old Notes (the “Old Guarantees”), each of which were issued on April 8, 2014 in reliance on an exemption from registration under the Securities Act for offers and sales of securities not involving public offerings. The Old Notes and the Old Guarantees were, and the New Notes and the New Guarantees will be, issued pursuant to the terms of an Indenture, dated as of April 8, 2014 (the “Indenture”), among the Parent, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Exchange Offer are described in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

ATLANTA     AUSTIN     BANGKOK     BEIJING     BRUSSELS     CHARLOTTE     DALLAS     HOUSTON     LONDON     LOS ANGELES

McLEAN     MIAMI     NEW YORK     NORFOLK     RALEIGH     RICHMOND     SAN FRANCISCO     TOKYO     WASHINGTON

www.hunton.com

Beazer Homes USA, Inc. Board of Directors

June 10, 2014

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate or limited liability company records, certificates of corporate or limited liability company officers and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including, among other things, (i) the articles of incorporation, charter, bylaws, articles of organization and operating agreement, as applicable, of the Opinion Parties, as amended through the date hereof and as certified by the secretary of each Opinion Party or its sole member, as applicable, (ii) the resolutions of the board of directors or sole member, as applicable, of each of the Opinion Parties, dated as of April 2, 2014, (iii) the certificates of good standing issued by the State Corporation Commission of the Commonwealth of Virginia on June 4, 2014, and confirmed on the date hereof, with respect to the VA Opinion Parties (the “Good Standing Certificates”), (iv) certificate of existence issued by the Secretary of State of the State of Tennessee on June 4, 2014, and confirmed on the date hereof, with respect to the TN Opinion Party (the “Certificate of Existence”), (v) a certificate of the secretary of each Opinion Party or the sole member thereof, as applicable, dated as of the date hereof with respect to certain facts related to such Opinion Party and its corporate records (collectively, “Secretary’s Certificates”), (vi) the Indenture (including the form of guarantee representing the New Guarantees therein) and (vii) the Registration Statement.

For purposes of the opinions expressed below, we have assumed (a) the authenticity of all documents submitted to us as originals, (b) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (c) the legal capacity of natural persons, (d) the genuineness of signatures and the completion of all deliveries not witnessed by us and (e) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of all documents by the Opinion Parties).

As to factual matters, we have relied upon the documents furnished to us by the Parent, the certificates and other comparable documents of officers and representatives of the Opinion Parties and certificates of public officials, without independent verification of their accuracy.

We express no opinion as to the law of any jurisdiction other than the laws of the Commonwealth of Virginia and the State of Tennessee.

Based upon the foregoing, and such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth below, and subject to the limitations, assumptions and qualifications noted herein, we are of the opinion that:

1. Each of the VA Opinion Parties has been duly incorporated or formed, as applicable, and is validly existing and in good standing under the laws of the Commonwealth of Virginia, with the corporate or limited liability company power and authority, as applicable, to issue the New Guarantees.

Beazer Homes USA, Inc. Board of Directors

June 10, 2014

2. The TN Opinion Party has been duly incorporated and is validly existing and in good standing under the laws of the State of Tennessee, with the corporate power and authority to issue the New Guarantees.

3. The Indenture has been duly authorized, executed and delivered by each of the Opinion Parties.

4. The New Guarantees have been duly authorized by each of the Opinion Parties.

The opinion with respect to due incorporation or formation, valid existence and good standing of the Opinion Parties expressed in paragraphs 1 and 2 above is based solely on the Good Standing Certificates and the Certificate of Existence, as applicable, and the Secretary’s Certificates.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. King & Spalding LLP, as counsel to the Parent for the Exchange Offer, is entitled to rely on the opinions set forth in this letter for purposes of the opinion it proposes to deliver to you on the date hereof in connection with the Exchange Offer.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is being delivered and should be understood with reference to customary practice. See “Statement on the Role of Customary Practice in the Preparation and Understanding of Third-Party Legal Opinions,” 63 BUS. LAW. 1277 (2008). The opinions expressed in this letter speak only as of its date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention subsequent to the effectiveness of the Registration Statement.

Very truly yours,

/s/ Hunton & Williams LLP